TRUST AGREEMENT

     Trust Agreement ("Agreement") made this 24th day of October, 2002, by and among MIIX Insurance Company, an insurance company domiciled in New Jersey (hereinafter the "Grantor"), Swiss Reinsurance America Corporation, a corporation organized and existing under the laws of the State of New York for itself and on behalf of its underwriting manager Swiss Re Underwriters Agency Inc. (such insurer and its successors by operation of law, including, without limitation, any rehabilitator, receiver, conservator, or liquidator thereof being hereinafter referred to as the "Beneficiary") and Mellon Bank N.A., a national banking association organized and existing under the laws of the United States (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, Grantor and Beneficiary have entered into certain Reinsurance Agreements listed in Schedule "A", whereby Grantor, as Reinsurer, has agreed to indemnify Beneficiary, as cedent, against loss (hereinafter referred to as the "Reinsurance Agreement"); and

     WHEREAS, Grantor and Beneficiary desire to create a reinsurance trust account, qualified as such under New York State Insurance Department Regulation No. 114, to hold assets as security for the performance by Grantor of its Obligations (as such term is defined in the aforementioned Regulation No. 114) under the Reinsurance Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties agree as follows:

                                    ARTICLE I

                                    DEPOSITS

Section 1.01. Grantor hereby establishes a trust account (the "Trust Account") with the Trustee for the sole use and benefit of Beneficiary, upon the terms and conditions hereinafter set forth. This Agreement is not subject to conditions or qualifications except as provided herein.

Section 1.02. The Trustee is and its lawfully appointed successors are authorized and shall have power to receive such securities and other property ("Assets") as Grantor from time to time may transfer or remit to or vest in said Trustee or place in or under said Trustee's control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusted Assets at all times shall be maintained as a trust account, separate and distinct from all other assets, and shall be continuously kept within the United States of America.

Section 1.03. (a) Assets deposited in the Trust Account by Grantor and investments and reinvestments thereof shall consist only of currency of the United States of America, certificates of deposit issued by a United States bank and payable in currency of the United States of America and government obligations or corporate obligations of the types permitted under the provisions of Section 1404(a), subsections (1) and (2), of the New York Insurance Law provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either Grantor or Beneficiary ("Authorized Investments"). Only investments that are safekept or principally traded in the United States shall be Authorized Investments.

(b) The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will be able to, negotiate any such Assets without consent or signature from the Grantor or any person or entity, other than a Central Depository (as such term is hereinafter defined in Section 5.03), in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account shall consist only of cash and other Authorized Investments.

Section 1.04. (a) Grantor shall, from time to time hereafter as requested, execute assignments or endorsements in blank of all securities or other property standing in Grantor's name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, Trustee can negotiate any such Assets without the consent or signature of Grantor or any other person or entity other than a Central Depository. Any Assets received by the Trustee which are not in such proper negotiable form shall not be accepted by the Trustee and shall be returned to Grantor as unacceptable. In addition, the Trustee may hold assets of the Trust Account in bearer form or in its own name or that of a nominee.

(b) The Grantor shall transfer to the Trustee, for deposit to the Trust Account, the Authorized Investments set forth on Schedule "B" hereto.

                                   ARTICLE II

                                   WITHDRAWALS

Section 2.01. (a) The Beneficiary shall have the right, without notice to the Grantor, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee (the "Withdrawal Notice"), such amounts or Assets as are specified in such Withdrawal Notice. The Withdrawal Notice shall
(i) specify the amounts and/or Assets to be delivered and (ii) any conditions of delivery for such Assets. The Beneficiary need present no statement or document other than the Withdrawal Notice in order to withdraw Assets.

(b) Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps reasonably necessary to transfer the Assets held in the Trust Account as specified in such Withdrawal Notice, and shall deliver such amount or Assets to or for the account of the Beneficiary as specified in such Withdrawal Notice.

(c) In the absence of a Withdrawal Notice the Trustee shall allow no withdrawal of any Asset from the Trust Account except for payments permitted under Section 4.01.

Section 2.02. The Beneficiary agrees and covenants to the Grantor that it shall only withdraw the amounts or Assets from the Trust Account to satisfy amounts due without


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

diminution because of the insolvency of Beneficiary or Grantor, for the following purposes only:

(a) to pay or reimburse the Beneficiary for the Grantor's share under the Reinsurance Agreement for any losses and allocated loss expenses paid by Beneficiary but not recovered from the Grantor or for unearned premiums due to Beneficiary, if not otherwise paid by Grantor;

(b) to make payment to Grantor of any amounts held in the Trust Account that exceed 102% of the actual amount required to fund Grantor's Obligations (as defined in New York State Insurance Department Regulation No. 114) under the Reinsurance Agreement; or

(c) where Beneficiary has received Termination Notice of the Trust Account pursuant to Section 7.01 hereof, and where Grantor's Obligations under the Reinsurance Agreement remain unliquidated and undischarged ten (10) business days prior to the Termination Date (as hereinafter defined), to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of Beneficiary in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in subsections (a) and (b) above, as may remain executory after such withdrawal and for any period after the Termination Date.

Section 2.03. The Trustee shall have no responsibility whatsoever to determine that any amounts or Assets withdrawn from the Trust Account pursuant to Article II hereof will be used and applied in a manner consistent with Section 2.02 above.

                                   ARTICLE III

                      MANAGEMENT OF AUTHORIZED INVESTMENTS

Section 3.01. The responsibility for directing investment of Assets in the Trust Account shall be that of the Grantor, and the Trustee shall not be required to take any action with respect to the investment of the Assets in the Trust Account.

Section 3.02. The Trustee shall permit substitutions of Assets in the Trust Account upon a written direction signed by the Grantor and the Beneficiary specifying the Assets to be released and the Assets to be substituted. The Trustee shall have no duty to determine that the Assets are Authorized Investments.

Section 3.03. The Trustee shall have no responsibility to determine whether the Assets are sufficient to secure the Grantor's Obligations under the Reinsurance Agreement. Furthermore, the Trustee shall have no responsibility whatsoever to determine the value of any Assets that have been substituted or whether such substituted Assets constitute Authorized Investments.

Section 3.04. The Grantor and Beneficiary agree that all investments of securities referred to in Sections 3.01, 3.02 and 3.03 above shall be in compliance with the relevant provisions of the New York Insurance Law, as set forth in the definition of "Authorized Investments" in Section 1.03 of this Agreement. The Trustee shall not be responsible for any act or omission of any domestic depository or clearing corporation other than itself. When the Trustee is directed to deliver Assets against payment, or payment against the


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

delivery of Assets, delivery or payment will be made in accordance with generally accepted market practices. Any loss incurred from any investment pursuant to the terms of this Article III shall be borne exclusively by the Trust Account.

                                   ARTICLE IV

                            TRUST ACCOUNT MANAGEMENT

Section 4.01. All dividends, interest and other income resulting from the investment of the Assets ("Income") in the Trust Account shall be the property of the Grantor. The Grantor shall direct the Trustee in writing as to the dollar amount of Income to be paid to it, and the Trustee shall be entitled to follow such direction without verification. The Trustee may deduct the Trustee's compensation and expenses, as provided in Section 5.04 of this Agreement, from Income.

Section 4.02. The Trustee will forward to the extent the Trustee receives any annual and interim stockholder reports and any proxies and proxy materials relating to the Assets in the Trust Account to the Grantor or its designee. The Grantor or its designee shall have the full and unqualified right to vote any Assets in the Trust Account. The Trustee is authorized to open all mail directed to the Grantor, or its designee received by the Trustee.

Section 4.03. The Trustee will surrender for payment all maturing Assets called for redemption and deposit the principal amount of the proceeds of any such payment received by the Trustee to the Trust Account.

Section 4.04. (a) The Trustee shall furnish to Grantor and the Beneficiary an accounting of all Assets in the Trust Account upon its inception and thereafter at intervals no less frequent than as of the end of each calendar quarter. Such accountings shall be given as soon as practicable, but in no event later than fifteen (15) calendar days after such date.

(b) The Trustee shall furnish to the Grantor and the Beneficiary a notice of any deposits to or withdrawals from the Trust Account within ten (10) calendar days of the occurrence of such event.

                                    ARTICLE V

                       PROVISIONS RELATING TO THE TRUSTEE

Section 5.01. Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary may, negotiate such Asset without consent or signature from the Grantor or any person or entity (other than a Central Depository and the Trustee) in accordance with the terms of this Agreement.

Section 5.02. The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Authorized Investments nor whether such Assets remain in negotiable form (due to change in law or otherwise).

Section 5.03. The Trustee may maintain the Assets in book-entry form with, and utilize the


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

services of, any Federal Reserve Bank, The Depository Trust Company, The Participant's Trust Company, or similar domestic depositories ("Central Depository") as appropriate. Assets may be held in the name of a nominee maintained by the Trustee or any Central Depository. Subject to the Trustee's standard of care set forth in Section 5.05 of this Agreement, the Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any Central Depository.

Section 5.04. The Trustee shall be entitled to receive a fee as compensation for its services hereunder, computed and payable at such time and rate as may be agreed from time to time in writing between Grantor and the Trustee. Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable costs and expenses of the Trustee, including reasonable fees and expenses of counsel (except as same shall be proven to arise from the Trustee's own negligence, willful misconduct or lack of good faith). The Trust Account shall not be utilized for the payment of such fees and expenses except that the Trustee may deduct its fees, expenses and costs from Income.

     If the Trustee advances cash or securities ("Advances") to the Trust Account for the purpose of facilitating any disbursement pursuant to the terms of this Agreement, any Assets at any time held for the Trust Account shall be security therefor and the Trustee shall, be entitled to collect from the Trust Account sufficient cash for reimbursement of such Advances provided that the value of the Trust Account immediately prior to any such advance is not diminished by such reimbursement, and if such cash is insufficient, upon prior notice to the Beneficiary and the Grantor, dispose of the Assets of the Trust Account to the extent necessary to obtain such reimbursement, again provided that, the value of the Trust Account immediately prior to any such advance is not diminished by such reimbursement. In addition, to the extent that the Trustee advances funds to the Trust Account for disbursements or to effect the settlement of authorized purchase transactions, the Trustee shall be entitled to collect from the Grantor, and the Grantor agrees to pay to the Trustee, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

     Notwithstanding the foregoing, it is acknowledged and agreed that the Trust Account Assets shall not be, or constitute security for, the payment of any fees or expenses for which the Grantor is responsible hereunder.

     In the event that the Grantor fails to pay any fees, expenses or any other amount payable by it to the Trustee hereunder as and when required, the Grantor agrees that the Trustee shall have the right, without further notice or demand, to set off against, and to appropriate and apply to such amount owing, any indebtedness, liability or obligation of any nature owing to the Grantor by the Trustee in its capacity as a national banking association (except for any such indebtedness, liability or obligation owing pursuant to this Agreement) including, but not limited to, all deposits, and/or custodial accounts now or hereafter maintained by the Grantor with the Trustee. The rights of the Trustee provided herein are in addition to all other rights of set-off and all other rights and remedies which the Trustee may otherwise have against the Grantor at law, in equity or otherwise, and nothing in this Agreement shall be deemed a waiver or prohibition of, or restriction upon, the Trustee's rights of set-off against the Grantor.


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

Section 5.05. The Trustee shall be responsible for the safekeeping and administration of the Trust Account in accordance with provisions of this Agreement. The Trustee shall not be liable nor responsible for any loss to the Trust Account unless such loss shall be caused by its own negligence, willful misconduct or lack of good faith. The Grantor hereby indemnifies the Trustee and holds it harmless from and against any loss, liability and expense and costs (including reasonable fees and expenses of counsel) incurred or made by the Trustee and arising in connection with the performance of its obligation pursuant to the terms of this Agreement.

     In performing its duties under this Agreement, the Trustee shall exercise the same care and diligence that a professional trustee engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would observe in these affairs. Notwithstanding any other provision hereof, neither the Trustee nor any of its directors, officers, agents or employees shall be liable to the Beneficiary or the Grantor for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own negligence, willful misconduct or lack of good faith. No party shall be liable for any incidental, consequential or punitive damages.

Section 5.06. Upon the written request of the Grantor or the Beneficiary (at such party's own expense), the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets in the Trust Account.

Section 5.07. Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all notices and instructions given by persons named in incumbency certificates or letters of authorization furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively, and by any attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary including, without limitation, notices and instructions given by letter, telephone, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such notices and instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to any person or entity resulting from actions taken or not taken by the Trustee in reliance in good faith on such notices and instructions. The Trustee shall not incur any liability in executing or not executing instructions (i) from any attorney-in-fact prior to receipt by it or notice of the revocations of the written authority of the attorney-in-fact or (ii) from any person purporting to represent the Grantor or the Beneficiary named in an incumbency certificate or letter of authorization delivered hereunder prior to receipt by it of a more current certificate or letter.

Section 5.08. The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 5.09. No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.


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

Section 5.10. Whenever in the administration of the Trust Account created by this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor and/or Beneficiary and delivered to the Trustee and said statement or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may, in lieu thereof, accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable.

Section 5.11. Except as otherwise expressly provided in this Agreement, any statement, instruction, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by Grantor and/or Beneficiary shall be sufficiently executed if executed in the name of Grantor and/or Beneficiary by such officer or officers of Grantor and/or Beneficiary or by such other agent or agents of Grantor and/or Beneficiary as may be designated in a resolution or letter of advice by Grantor and/or Beneficiary. Written notice of such designation by Grantor and/or Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent (or purported officer or agent) of Grantor and/or Beneficiary with respect to the authority conferred therein.

Section 5.12. The Trustee may consult with counsel selected by it who may be counsel for Grantor or Beneficiary. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of Assets by the Beneficiary.

Section 5.13. The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

                                   ARTICLE VI

                        RESIGNATION OR REMOVAL OF TRUSTEE

Section 6.01. (a) The Trustee may resign at any time upon delivery of a written notice of resignation to the Grantor and the Beneficiary, effective not less than ninety (90) calendar days after receipt by the Grantor and the Beneficiary of such written notice and that the Trustee may be removed by the Grantor by delivery of a written notice of removal to the Trustee and the Beneficiary, effective not less than ninety (90) calendar days after receipt by the Trustee and the Beneficiary of the written notice, provided that no such resignation or removal shall be effective until a successor Trustee has been duly appointed and approved by the Beneficiary and the Grantor and all Assets in the trust have been duly transferred to the new Trustee in accordance with paragraph (b) of this Section 6.01.

(b) Upon receipt of the Trustee's notice of resignation or upon the Trustees receipt of the Grantor's notice of removal, the Grantor and the Beneficiary shall promptly appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a parent,


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

a subsidiary or an affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee. The resigning or removed Trustee shall have the right to demand a final accounting of the Trust Account.

                                   ARTICLE VII

                          TERMINATION OF THE AGREEMENT

Section 7.01. (a) The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the "Notice of Intention") and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 7. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the "Proposed Date").

(b) Within three (3) business days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notice (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date if the Proposed Date is at least thirty (30) calendar days but no more than forty five (45) calendar days subsequent to the date the Termination Notice is given; (ii) thirty (30) calendar days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than thirty
(30) calendar days subsequent to the date the Termination Notice is given; or
(iii) forty five (45) calendar days subsequent to the date the Termination Notice is given, if the Proposed Date is more than forty five (45) calendar days subsequent to the date the Termination Notice is given.

(c) On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all responsibility and liability of the Trustee with respect to such Assets shall cease.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01. The provisions of and validity and construction of this Agreement and any amendments hereto shall be governed by, and construed in accordance with the laws of the State of New York and the Trust Account created hereunder shall be administered in accordance with the laws of said State without regard for conflict of law principles.

Section 8.02. This Agreement may be modified or amended and any provisions herein waived only upon the written amendment or waiver signed by all of the Parties hereto.


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

Section 8.03. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

Section 8.04. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 8.05. No Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by this Agreement.

Section 8.06. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgements and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier, or (iii) in the case of mail delivery, upon the expiration of three
(3) business days after any such notice, direction, instructions, orders, request, demand, acknowledgement or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

         If to the Grantor:             _____________________________
                                        _____________________________
                                        _____________________________

         With a copy to:                _____________________________
                                        _____________________________
                                        _____________________________

         If to the Beneficiary:         Swiss Reinsurance America Corporation
                                        175 King Street
                                        Armonk, NY 10504
                                        Attn.:  Controller

         If to the Trustee:             Mellon Bank, N.A.
                                        One Mellon Center
                                        Room 1035
                                        Pittsburgh, PA  15258
                                        Attn:  Insurance Custody Manager

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgements and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgements and other communications relating to the approval of authorization to


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

substitute Assets and to the termination of the Trust Account shall be in writing.

Section 8.07. The headings of the Articles and Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

Section 8.08. Each of the parties represents and warrants to the other parties that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement.

MIIX Insurance Company

By: ___________________________
    Name:
    Title:

Swiss Reinsurance America Corporation

By: ___________________________
    Name:
    Title:

Mellon Bank, N.A.

By: ___________________________
    Name:
    Title:


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